Entrusted Supervision Contract of Personal Property

No.: [P2012M11SCSDQ0001-0005]

Trustor (Party A): CITIC Trust Co., Ltd.

Domicile: F/13, Capital Mansion, No.6, Xinyuan South Road, Chaoyang District, Beijing	Post Code: 100004

Legal representative: Pu Jian

Financial Institution for Deposit: Beijing Capital Mansion Branch, China CITIC Bank

Account No.: 7110210186800061319

Tel: 010-84861327	Fax: 010-84861380

Supervisor (Party B): Chaowei Power Supply Co., Ltd.

Domicile: Xinxing Industrial Park, Zhicheng, Changxing, Zhejiang Province	Postal code: 313100

Legal representative: Zhou Mingming

Financial Institution for Deposit: Changxing Jiefang East Road Branch, China Construction Bank

Account No.: 330647242012210000000120

Tel: 0572-6115081	Fax: 0572-6115081

Supervisee (Party C): Chisen Electric Jiangsu Co., Ltd.

Domicile: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu	Post Code: 211700

Legal representative: Xu Kecheng

Financial Institution for Deposit: Xuyi Xinhua Branch, Industrial and Commercial Bank of China

Account No.: 1110090309200077630

Tel: 0517-88555599	Fax: 0517-88556166

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WHEREAS:

1. Party A (as the Trustee) accepts the entrustment of Party B hereto, namely the principal under 1201 Period Capital Trust Contract of Loan Project Between Chaowei Power Supply-Jiangsu Chisen numbered [P2012M11SCSDQ0001-0001] (hereinafter referred to as the Capital Trust Contract) the entrustment by the Trustor, i.e. Party B under the Contract, to release the trust loan to Party C by using the trust fund under Capital Trust Contract.

2. Party A and the Borrower hereto entered into the RMB Capital Loan Contract (hereinafter referred to as Loan Contract) numbered [P2012M11SCSDQ0001-0003] on December 17, 2012, where Party B shall provide the trust loan no exceeding RMB Two Hundred Million Yuan Only (in figure: ¥200,000,000.00 yuan), with the annual interest rate of 8% and loan term of three years.

Party A, Party C and Zhejiang Chisen Electric Co., Ltd. (the co-payer) hereto entered into Joint Repayment Contract numbered [P2012M11SCSDQ0001-0012] on December 17, 2012, where Party C and the Borrower shall jointly assume the obligation of paying off the principal and interest under the Loan Contract.

The Loan Contract and Joint Repayment Contract collectively constitute the Main Creditor’s Right Contract (hereinafter referred to as the “Main Contract”).

3. In order to guarantee Party A’s creditor’s right under the Main Contract, Party A and Party C under the Contract entered into Contract for Personal Property Mortgage in Maximum Amount numbered [P2012M11SCSDQ0001-0011] on December 17, 2012, and Party C shall, with its owned inventory, arrange the guaranty for maximum amount floating mortgage for Party A.

4. Party A is willing to entrust Party B with the supervision of the mortgaged personal property under Contract for Personal Property Mortgage in Maximum Amount (No. P2012M11SCSDQ0001-0011) by the means and conditions agreed in the Contract; Party B is willing to accept Party A’s entrustment to supervise the mortgaged personal property under Contract for Personal Property Mortgage in Maximum Amount (No. P2012M11SCSDQ0001-0011); and Party C, aware of and agreeing with such entrust relationship between Party A and Party B as well as the related issues arising therefrom, is willing to accept the management of Party B with respect to the supervision of mortgaged personal property under Contract for Personal Property Mortgage in Maximum Amount (No. P2012M11SCSDQ0001-0011) in such ways and under such conditions as agreed upon herein.

The three parties hereby enter into this Contract in respect to the supervision, entrusted supervision and other related matters of the mortgaged personal property under Contract for Personal Property Mortgage in Maximum Amount (No.P2012M11SCSDQ0001-0011) upon consultation based on relevant laws, administrative regulations and terms of Capital Trust Contract for joint observance.

Article 1 Supervision of Personal Property

Clause 1.1 The personal property under supervision herein refers to the inventories provided by Party C (as the Mortgagor) for Party A (as the Mortgagee) as the floating mortgage of personal property under Contract for Personal Property Mortgage in Maximum Amount numbered as [P2012M11SCSDQ0001-0011].

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The inventory mentioned in previous paragraph include the finished products or commodities held by Party C and ready for sale (hereinafter referred as the “finished products”), the unfinished products still in process (hereinafter referred as the “unfinished product”) and the materials used and consumed during production (hereinafter referred as the “raw materials”).

Clause 1.2 The supervision period under the Contract falls in a time from the effective date of the Contract and the Contract for Personal Property Mortgage in Maximum Amount (numbered as [P2012M11SCSDQ0001-0011]) to the settlement date of all liabilities and debts under the Main Contract.

Clause 1.3 The supervision scope of personal property under the Contract shall cover both the initial supervision scope and dynamic supervision scope.

The initial supervision scope previously mentioned refers to the all inventory listed in Clause 17-“Mortgage Property List” of the Contract for Personal Property Mortgage in Maximum Amount (numbered as [P2012M11SCSDQ0001-0011]).

The dynamic supervision scope provided in paragraph 1 of this clause refers to the changed inventory resulting from the daily business of Party C, and such changes include inventory type change (inventory of raw materials is changed to that of unfinished products or finished products, or inventory of unfinished products is changed to that of finished products), inventory increase caused by purchase of raw materials or inventory decrease caused by sales of products, inventory disposition with rational reasons and inventory short or inventory profit pursuant to financial and accounting system.

Article 2 Entrusted Supervision

Clause 2.1 Party A is willing to entrust Party B to supervise the personal property under the Contract in such ways and under such conditions as agreed upon in the Contract, and Party B is willing to accept such entrustment, and Party C, aware of and agreeing with such entrustment relationship between Party A and Party B as well as the related issues arising therefrom, is willing to accept the management of Party B with respect to the supervision of personal property under the Contract in such ways and under such conditions as agreed upon herein.

Clause 2.2 As regards the supervision of personal property falling in the initial supervision scope, Party B shall confirm with Party C the details, entitlement (right defect or limitation included), acquired value, book value and storage location in view of such supervision, and shall employ competent evaluator to assess the value of the personal property under such supervision.

With respect to the personal property supervision details of “Mortgage Property List” confirmed through such supervision as described above as well as the value of mortgaged properties listed thereon and the assessment reports provided by the evaluator employed by Party B which have been accepted by Party B, Party A shall directly adopt without any obligation to review. Party B shall, on its own, bear any legal and/or economic responsibility for the authenticity of the inventory together with the value presented on the Mortgage Property List.

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Clause 2.3 Party B shall observe the Management Manual of Mortgage Property when performing supervision of personal property falling in such dynamic supervision scope as provided in paragraph 3 of Clause 1.3, and Party A is not obligated to review such manual. As opposed to Party A, Party B shall, on its own, bear any legal and/or economic liability for any legal defect of such manual and any action together with all results arising therefrom taken for the purpose of such manual. As opposed to Party C, both parties shall on their own settle down any dispute arising from and/in connection with the establishment, execution, entry into force, effect, performance and interpretation of such manual, with nothing to do with Party A.

The Management Manual of Mortgage Property previously mentioned shall constitute an attachment to the Contract.

Clause 2.4 For the purpose of dynamic supervision, on March 31, June 30, September 30 and December 31 in each year following the effective date of the Contract and the Contract for Personal Property Mortgage in Maximum Amount (numbered as [P2012M11SCSDQ0001-0011]), Party B shall verify with Party C the details, entitlement (right defect or limitation included), acquired value, book value and storage location in view of the personal property supervision then, and shall employ competent evaluator to assess the value of the supervised personal property if required.

Any updated details of personal property of Mortgage Property List confirmed through such supervision as described in last paragraph shall serve as an appendix to the Contract and replace the previous Mortgage Property List. With respect to such list together with the value of mortgaged properties listed thereon and all assessment reports provided by the evaluator employed by Party B (if any) which have been accepted by Party B, Party A shall directly adopt without any obligation to review. Party B shall, on its own, bear any legal and/or economic responsibility for the authenticity of the inventory together with the value presented on the updated Mortgage Property List. Party B shall also on its own bear any legal liability and responsibility for any resulted change to and value decrease of the mortgaged properties under the Contract for Personal Property Mortgage in Maximum Amount (numbered as [P2012M11SCSDQ0001-0011]) without any obligation to Party A.

Article 3 Agreements on Special Power and Obligations of Each Party

Clause 3.1 Party B hereby particularly confirm and agree to be entrusted by Party A to perform, in such ways and under such conditions as agreed upon herein, the supervision of personal property. Although such supervision is a re-entrusted one under the Capital Trust Contract, Party A is not obliged to inspect and/or monitor the trustee in view of the entrusted supervision, which explains that any unfavorable legal result (including decrease or loss of quantity or benefit of the trust property) shall be born by Party B (as the Trustor under Capital Trust Contract and the Supervisor under the Contract) on its own, without nothing to do with Party A (as the Trustee under Capital Trust Contract and the Trustor under the Contract).

Clause 3.2 Party C hereby particularly undertakes and ensures that it will provide Party B with authentic, well-prepared and complete documents, strictly follow the covenants provided in Management Manual of Mortgage Property which is an appendix to the Contract, and proactively support Party B in its supervision work, in respect of the supervision herein.

Clause 3.3 Party B shall submit any legal document it received in relation to the supervision herein (including but not limited to the Mortgage Property List together with the follow-up updates made from time to time and the assessment reports) to Party A within ten (10) days as of the date of receipt.

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Clause 3.4 Both Party B and Party C shall work together to proactively support Party A to complete the competent legal registration procedures for any change to the mortgage as agreed in the Contract for Personal Property Mortgage in Maximum Amount (numbered as [P2012M11SCSDQ0001-0011]), with respect to all updates to the Mortgage Property List.

Clause 3.5 Both Party B and Party C particularly confirm that, for the purpose of the supervision herein, Party A is entitled to request Party B and/or Party C to provide related files, documents and written reports on the supervision situation, and to access their sites for inspection.

Clause 3.6 All parties of the Contract confirm that, for the purpose of the entrusted supervision and supervision herein, any party is not obliged to pay any expense to any other party.

Article 4 Liability for Breach of Contract

Clause 4.1 Any failure to perform any obligation herein or any incompliance of any performance with any covenant herein shall be deemed as a breach. The breaching party shall bear liability for breach by continuing to fulfill the performance, taking remedial measures and/or indemnifying for the loss incurred etc.

In case of breach by all parties, each party shall assume their respective liabilities accordingly.

Article 5 Confidentiality Obligations

Each party hereto agrees that it shall keep all information relating to this Contract and the important aspects of the transaction under this Contract signed by the parties and/or the information contained in this Contract confidential, including relevant pricing information, but excluding those certified to be received, disclosed or publicized by any third party duly authorized, and agrees that without written consent of other parties, it shall not disclose such information to any third party outside this Contract, except to the employees, officers and directors of the disclosing party in connection with the proposed transaction under this Contract and with a need to know such information, except that:

(1) The disclosure is made to the investors for purpose of the proposed transaction under this Contract;

(2) The disclosure is made to the lawyers, accountants, advisers and consulting staff in connection with the transaction and with a need to know such information and subject to the non-disclosure agreement;

(3) The disclosure is made to relevant government departments or administration authorities in accordance with by applicable laws;

(4) The disclosure is made in accordance with applicable laws, provided that the disclosing party shall notify the other parties of the proposed disclosure and the content to be disclosed prior to such disclosure. Without prior written consent of the other parties, any party shall not disclose in public the proposed transaction under this Contract to any news media or make any statement.

Article 6 Governing Law and Dispute Settlement

Clause 6.1 The conclusion, validation, performance, validity, interpretation, amendment, termination and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China.

Clause 6.2 Any dispute arising from or in connection with this Contract shall be settled by the parties through negotiation. If the dispute cannot be settled through consultation within 30 days, any party may bring it to the local people’s court with the jurisdiction where Party A is located.

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Clause 6.3 Except for the dispute matters, each party shall continue to perform its obligations under this Contract in good faith.

Article 7 Validation, Validity and Miscellaneous

Clause 7.1 Notice

Clause 7.1.1 Except where telephone instructions or notices are otherwise specified in this Contract, all notices, requests, instructions and other communications required or permitted to be given by one party to any other party under this Contract shall be in writing and signed by the sending party or its representative. Notices shall be delivered personally, sent by facsimile transmission or by registered mail (postage prepaid) or courier service to the respective address or fax number set forth in Clause 7.1.2 (or other address or fax number formally noticed in accordance with this clause). The time when such notices shall be deemed to have been effectively given shall be determined as follows:

(1) Notices given by personal delivery shall be deemed effectively given at the time of personal delivery;

(2) Notices sent by facsimile transmission shall be deemed effectively given at the time of transmission if the notice has been telecopied or the facsimile machine produces a transmission report that the facsimile was successfully sent;

(3) Notices sent by registered mail (postage prepaid) shall be deemed effectively given at 5 p.m. on the fifth day after the date on which they were mailed (return receipt requested);

(4) Notices sent by courier shall be deemed effectively at 9 a.m. on the third day after they were sent.

Clause 7.1.2 The addresses and fax numbers of the parties for the purpose of receiving the notices under Clause 7.1.1 are as follows:

To Party A:

Address: Room 4602, Capital Mansion, No.6, Xinyuan South Road, Chaoyang District, Beijing

Contact: Hao He

Tel: 010-84861259

Fax: 010-84861355

Post Code: 100004

To Party B:

Address: Xinxing Industrial Park, Zhicheng, Changxing, Zhejiang Province

Contact: Cheng Xing

Tel: 0572-6115081

Fax: 0572-6115081

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Post Code: 313100

To Party C:

Address: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu

Contact: Zhao Feng

Tel: 0517-88555599

Fax: 0517-88556166

Post Code: 211700

Clause 7.1.3 Any party may waive receipt of any notice under this Contract by giving a written notice. Failure or delay in delivery of any notice, requirement, request, agreement, approval, statement or any other communications within any company or entity shall not affect the validity of such notice, requirement, request, agreement, approval, statement or any other communications.

Clause 7.2 Validation

This Contract shall come into effect upon signing by the legal representatives or authorized representatives of the parties and affixing with official seals of the parties.

Clause 7.3 Severability

The parts of this Contract shall be severable. If any of the terms, commitments, conditions or provisions contained in this Contract becomes illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining parts of this Contract, and the remaining part of this Contract shall be still valid and enforceable and fully in force, as no illegal, invalid or unenforceable content has been included in this Contract.

Clause 7.4 Amendment

No amendment to this Contract shall become effective unless made in writing and signed by each party or a duly authorized representative of each of the parties. Amendments shall include any amendment, supplement, deletion or replacement. Any amendment shall constitute an integral part of this Contract.

Clause 7.5 Waiver

Unless by express written waiver or change, rights of the parties under this Contract shall not be waived or changed. Failure or delay on the part of any party to exercise any right shall not operate as a waiver or change thereof or of any other rights. Any defective or partial exercise of any right shall not preclude further exercise thereof or exercise of any other right. Any act, implementation process or negotiation of any party shall in no manner preclude exercise thereof by such party, nor be construed as interruption or change thereof.

Clause 7.6 Heading

The headings of clauses hereof and appendixes hereto are for convenience of reading and shall not affect the meaning and interpretation of any provisions under this Contract.

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Clause 7.7 Appendix

The appendix hereto is an integral part of this Contract and shall be equally authentic with this Contract.

The appendix to the Contract includes:

(1) Management Manual of Mortgage Property.

Clause 7.8 Counterparts

This Contract shall be executed in six counterparts with same legal force, with two held by each party. (The remainder of this page is intentionally left blank)

Signature page for the Entrusted Supervision Contract of Personal Property numbered [P2012M11SCSDQ0001-0005] (this page is intentionally left blank)

Party A: CITIC Trust Co., Ltd. (official seal)

Legal representative/Authorized representative (signature/seal) /s/ Authorized Representative

Signed on: December 17, 2012

Party B: Chaowei Power Supply Co., Ltd. (official seal)

Legal representative/Authorized representative (signature/seal) /s/ Authorized Representative

Signed on: December 17, 2012

Party C: Chisen Electric Jiangsu Co., Ltd. (official seal)

Legal representative/Authorized representative (signature/seal) /s/ Authorized Representative

Signed on: December 17, 2012

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